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Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT OT
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report of Liberty Self-Stor, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2004 (the "Report") with the Securities and Exchange Commission, I, Richard M. Osborne, Chairman of the Board and Chief Executive Officer of the Company, and I, C. Jean Mihitsch, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

      1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

      2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  August 2, 2004          By: /s/ Richard M. Osborne
                                   ----------------------
                                       Richard M. Osborne
                               Chairman of the Board and Chief Executive Officer

Date:  August 2, 2004          By: /s/ C. Jean Mihitsch
                                   --------------------
                                       C. Jean Mihitsch
                               Chief Financial Officer

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